Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Phoenix Motor Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.004 par value per share	Other(2)	1,960,000	$5.60	$10,967,000.00	.0000927	$1,017.48
Total Offering Amount					$10,967,000.00		$1,017.48
Total Fees Previously Paid (3)							$13,905.00
Prior Fee Offsets (4)							$2,518.54
Total Fee Offsets (5)							$3,536.02
Net Fee Due							$0

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, $0.004 par value (the “Common Stock”) of Phoenix Motor Inc. (the “Registrant”), which become issuable under the Phoenix Motor Inc. 2021 Omnibus Equity Incentive Plan (the “2021 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low sales prices of the Common Stock as reported on The Nasdaq Capital Market on June 28, 2022, which was $5.60 per share.
(3)	Earlier paid on November 29, 2021.
(4)	Amount previously applied on May 17, 2022.
(5)	Includes amount applied on May 17, 2022 and the $1,107.48 fee payable with this Form S-8.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims

Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Phoenix Motor, Inc.	S-1	333-261384		November 29, 2021	$13,905.00	Common Stock, $0.0004 par value per share			$134,250,000
Fee Offset Sources